SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 17, 2006

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

1201 Bay Harbor Parkway, Alameda, California 94502

(Address of principal executive offices, including zip code)

(510) 748-4900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

 ITEM 1.01            Entry into a Material Definitive Agreement.

Effective as of August 17, 2006, the Company and James G. Stewart entered into a consulting agreement.  Mr. Stewart will provide financial, accounting and related administrative consulting services to the Company.  The term of the consulting agreement is for three (3) months and provides for a monthly consulting fee of approximately $22,000.

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

Effective as of August 17, 2006, the Company’s current Chief Financial Officer, James G. Stewart, stepped down as CFO and terminated his employment arrangement with the Company.  The material terms of Mr. Stewart’s consulting agreement are discussed in Item 1.01 above.

ITEM 9.01             Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits accompany this Report:

Exhibit No.	Exhibit Description

10.1	Consulting Agreement between Advanced Cell Technology, Inc. and James G. Stewart dated August 17, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: August 18, 2006

EXHIBITS

Exhibit No.	Exhibit Description

10.1	Consulting Agreement between Advanced Cell Technology, Inc. and James G. Stewart dated August 17, 2006